UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

China Automotive Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33123	33-0885775
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

D8 Henglong Building, Optics Valley Software Park

No. 1 Guanshan First Avenue, Wuhan City

Hubei Province

The People’s Republic of China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (86) 27-8757-0028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2014 annual meeting of stockholders of China Automotive Systems, Inc. (the “Company”) was held on Tuesday, September 16, 2014 at Conference Hall, Royal Victoria Hotel, 6699 South Huandao Road, Siming District, Xiamen City, Fujian Province, China. Of the 28,043,019 shares of the Company’s common stock entitled to vote at the meeting, 26,328,635 shares, or 93.89%, were represented at the meeting in person or by proxy, constituting a quorum.  The voting results are presented below.

1.	Election of Directors

The Company’s shareholders elected the five nominees below to hold office until the 2015 annual meeting of shareholders and until their successors are elected and qualified.  Each of the nominees received more than a majority of the votes cast.  The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld	Broker Non-Votes

Hanlin Chen	21,361,299	44,169	4,923,167
Qizhou Wu	21,362,099	43,369	4,923,167
Guangxun Xu	21,359,147	46,321	4,923,167
Robert Tung	21,360,747	44,721	4,923,167
Arthur Wong	21,333,039	72,429	4,923,167

2.	Approval of the Amendment to the Company’s 2004 Stock Option Plan

The amendment to the Company’s 2004 Stock Option Plan to extend its term for another ten (10) years (through June 27, 2025) was approved by the following votes:

For	Against	Abstained

20,666,669	724,489	14,310

3.	Ratification and Approval of the Appointment of Independent Auditor

The appointment of PricewaterhouseCoopers Zhong Tian LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014 was ratified and approved by the following votes:

For	Against	Abstained	Broker Non-Vote

26,300,198	15,936	12,501	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Automotive Systems, Inc.
(Registrant)

Date: September 18, 2014	By:	/s/ Hanlin Chen
Hanlin Chen
Chairman

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